Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into and effective as of February 26, 2007 (the “Effective Date”), between GoFish Corporation (the “Company”), and Tabreez Verjee, an individual (the “Executive”).

WHEREAS, the Company and the Executive wish to memorialize the terms and conditions of the Executive’s employment by the Company in the position of President, Head of Strategy and Corporate Development;

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the Company and the Executive agree as follows:

1. Employment Period. The Company offers to employ the Executive, and the Executive agrees to be employed by Company, in accordance with the terms and subject to the conditions of this Agreement, commencing on the Effective Date and terminating on the fourth anniversary of the Effective Date (the “Scheduled Termination Date”), unless terminated in accordance with the provisions of Section 10 below, in which case the provisions of Section 10 shall control; provided, however, that unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least 90 days prior to the expiration of the initial term or any renewal term of this Agreement (as the case may be), this Agreement shall automatically renew for additional one-year periods commencing on the day after such expiration date. The Executive affirms that no obligation exists between the Executive and any other entity which would prevent or impede the Executive’s immediate and full performance of every obligation of this Agreement.

2. Position and Duties. During the term of the Executive’s employment hereunder, the Executive shall continue to serve in, and assume duties and responsibilities consistent with, the position of President, unless and until otherwise instructed by the Company. The Executive agrees to devote to the Company eighty percent (80%) of his working time, as well as his skill, energy, and best business efforts, during the term of his employment with the Company, and the Executive shall not engage in business activities outside the scope of his employment with the Company if such activities would detract from or interfere with his ability to fulfill his responsibilities and duties under this Agreement or require substantial amounts of his time or of his services. Notwithstanding the foregoing provisions of this Section 2, the Company is aware of and consents to the Executive’s continuing involvement with Global Asset Capital.

3. No Conflicts. The Executive covenants and agrees that for so long as he is employed by the Company, he shall inform the Company of each and every future business opportunity presented to the Executive that arises within the scope of the Business of the Company (as defined below) and would be feasible for the Company, and that he will not, directly or indirectly, exploit any such opportunity for his own account.

4. Location. The locus of the Executive’s employment with the Company shall be the Company’s office located in San Francisco, California and any other locus where the Company now or hereafter has a business facility.

5. Compensation.

(a) Base Salary. During the term of this Agreement, the Company shall pay, and the Executive agrees to accept, in consideration for the Executive’s services hereunder, pro rata bi-weekly payments of the annual salary of $175,000.00, less all applicable taxes and other appropriate deductions.

The Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) shall also review the Executive’s base salary annually and shall make a recommendation to the Board as to whether such base salary should be increased, which decision shall be within the Board’s sole discretion.

(b) Bonus. During the term of this Agreement, the Executive shall be entitled to receive a bonus, which may be paid annually or semi-annually at the discretion of the Compensation Committee (or by the independent members of the Board if there exists no Compensation Committee), the aggregate of which bonus shall not exceed 40% of his base salary, and the actual amount of which bonus shall be determined according to achievement of performance-related financial and operating targets established annually for the Company and the Executive by the Compensation Committee (or by the independent members of the Board if there exists no Compensation Committee). As of the Effective Date, and unless modified by the Compensation Committee (or by the independent members of the Board if there exists no Compensation Committee), the Executive shall be entitled to receive a semi-annual bonus. The performance targets described above for each fiscal year shall be adopted by the Compensation Committee promptly after the end of the prior fiscal year, but in no event later than March 31st of the current fiscal year. Each bonus, or in the case of a semi-annual bonus, one installment of the semi-annual bonus, shall be paid by the Company to the Executive promptly after the first meeting of the Board following the completion of the annual audit, which meeting shall occur on or about April 15th of each year.

(c) Initial Compensation. As an incentive to formalize his existing relationship with the Company, and in recognition of the Executive’s seven months of full-time work already completed without compensation on behalf of the Company, the Executive will receive, and the Company agrees to pay, a cash amount of $100,000, payable within 45 days of the execution of this Agreement.

6. Expenses. During the term of this Agreement, the Executive shall be entitled to payment or reimbursement of any reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities hereunder for the Company. All requests by the Executive for payment of reimbursement of such expenses shall be supported by appropriate invoices, vouchers, receipts, or such other supporting documentation in such form and containing such information as the Company may from time to time require, evidencing that the Executive, in fact, incurred or paid said expenses.

7. Vacation. During the term of this Agreement, the Executive shall be entitled to accrue, on a pro rata basis, 20 vacation days per year. The Executive shall be entitled to carry over any accrued, unused vacation days from year to year without limitation.

8. Stock Options. The Company hereby agrees that the Executive shall be granted stock options on the terms and conditions hereinafter stated:

(a) Grant of Options. In its sole discretion and at any time during the term of this Agreement, the Company may grant the Executive an option to purchase shares of the Company’s common voting stock (the “Option”) under the Company’s 2006 Stock Option Plan (the “Stock Option Plan”). Each such grant shall be evidenced by an Option Agreement as contemplated by the Stock Option Plan. The Executive shall be eligible for such grants of Options and other permissible awards (collectively with Options, “Awards”) under the Stock Option Plan as the Compensation Committee or the Board shall determine in its sole discretion.

(b) Option Price; Term. The per share exercise price of the Option shall be the market value of a share of the Company on the date of the grant. The term of the Option shall be ten years from the date of grant.

(c) Vesting and Exercise. One-third (1/3) of the Option shall be vested and exercisable on the first anniversary of the grant of the Option. Thereafter, an additional one-thirty sixth (1/36) of the Option shall be vested and become exercisable on the last day of each month, subject to the provisions of Section 8(d) below.

(d) Termination of Service; Accelerated Vesting.

(i) If the Executive’s employment is terminated for Cause, as such term is defined below, all unvested Awards shall immediately expire effective the date of termination of employment. Vested Awards, to the extent unexercised, shall expire 120 days after termination of employment.

(ii) If the Executive’s employment is terminated voluntarily by the Executive without Good Reason, as such term is defined below, all unvested Awards shall immediately expire effective the date of termination of employment. Vested Awards, to the extent unexercised, shall expire 120 days after the termination of employment.

(iii) If the Executive’s employment terminates on account of death or Disability, as defined below, all unvested Awards shall immediately expire effective the date of termination of employment. Vested Awards, to the extent unexercised, shall expire one year after the termination of employment.

(iv) If the Executive’s employment is terminated (A) in connection with a Change of Control (or following a Change of Control event), (B) by the Company without Cause, or (C) by the Executive for Good Reason, all unvested Awards shall immediately vest and become exercisable effective the date of termination of employment, and to the extent unexercised, shall expire one year after any such event.

9. Other Benefits.

(a) During the term of this Agreement, the Executive shall be eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment), and disability insurance plans (collectively, “Benefit Plans”), in substantially the same manner, including but not limited to responsibility for the cost thereof, and at substantially the same levels, as the Company makes such opportunities available to all of the Company’s managerial or salaried executive employees.

(b) The Executive’s spouse and dependent minor children will be covered under the Benefit Plans providing health, medical, dental, and vision benefits, in substantially the same manner, including but not limited to responsibility for the cost thereof, and at substantially the same levels, as the Company makes such opportunities available to the spouses and dependent minor children to all of the Company’s managerial or salaried executive employees.

(c) The Company shall purchase and maintain traditional directors and officers liability insurance coverage in the amount of at least $5,000,000 covering the Company’s officers and directors, including the Executive, as of the Effective Date.

(d)  Until such time as Executive becomes eligible for coverage by the Company’s medical coverage, the Company shall pay the cost of COBRA coverage provided by the Executive’s prior employer, to the same extent as such coverage was paid for by such prior employer.

10. Termination of Employment.

(a) Death. In the event that during the term of this Agreement the Executive dies, this Agreement and the Executive’s employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators, or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive’s heirs, administrators, or executors any earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through the date of death, and vested but unexercised Awards; provided, that nothing contained in this Paragraph shall be deemed to excuse any breach by the Company of any provision of this Agreement. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA, and FUTA, and other appropriate deductions.

(b) “Disability.” In the event that, during the term of this Agreement, the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of Disability (as defined below), this Agreement and the Executive’s employment with the Company shall automatically terminate, and the Company shall have no further obligations or liability to the Executive or his heirs, administrators, or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive or his heirs, administrators, or executors any earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through the Executive’s last date of Employment with the Company, and vested but unexercised Awards; provided, that nothing contained in this Paragraph shall be deemed to excuse any breach by the Company of any provision of this Agreement. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA, and FUTA, and other appropriate deductions through the last date of the Executive’s employment with the Company. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by the Executive, with or without reasonable accommodation, of his duties and responsibilities hereunder for a period of not less than an aggregate of three months during any twelve consecutive months.

(c) “Cause.”

(i) At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive’s employment hereunder for “Cause.” For purposes of this Agreement, “Cause” shall be defined as the occurrence of: (A) gross neglect, malfeasance, or gross insubordination in performing the Executive’s duties under this Agreement; (B) the Executive’s conviction for a felony, excluding convictions associated with traffic violations; (C) an egregious act of dishonesty (including without limitation theft or embezzlement) or a malicious action by the Executive toward the Company’s customers or employees; (D) a willful and material violation of any provision of Sections 11 and 12 hereof; (E) intentional reckless conduct that is materially detrimental to the business or reputation of the Company; or (F) material failure, other than by reason of Disability, to carry out reasonably assigned duties or instructions consistent with the title of President and Head of Strategy and Corporate Development (provided that material failure to carry out reasonably assigned duties shall be deemed to constitute Cause only after a finding by the Board of Directors, or a duly constituted committee thereof, of material failure on the part of the Executive and the failure to remedy such performance to the Board’s or such committee’s satisfaction within 30 days after delivery of written notice to the Executive of such finding).

(ii) Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to the Executive or his heirs, administrators, or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through the Executive’s last day of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(d) Change of Control. For purposes of this Agreement, “Change of Control” means the occurrence of, or the Company’s Board’s vote to approve: (A) any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the surviving business entity; (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange, or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; or (C) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company.

(e) “Good Reason.”

(i) At any time during the term of this Agreement, subject to the conditions set forth in Section 10(e)(ii) below, the Executive may terminate this Agreement and the Executive’s employment with the Company for “Good Reason.” For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events: (A) the assignment, without the Executive’s consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date; (B) the assignment, without the Executive’s consent, to the Executive of a title that is different from and subordinate to the title specified in Section 2 of this Agreement, provided, however, that the retention of another executive as President or Chief Executive Officer shall not, in and of itself, entitle the Executive to claim a termination for Good reason hereunder; (C) upon a Change of Control, the failure of the entity acquiring the Company to assume duties and liabilities toward the Executive that are substantially similar to those outlined in this Agreement; (D) the assignment, without the Executive’s consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date within 12 months after a Change of Control; or (E) material breach by the Company of this Agreement.

(ii) The Executive shall not be entitled to terminate his employment with the Company and this Agreement for Good Reason unless and until he shall have delivered written notice to the Company of his intention to terminate this Agreement and his employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within 30 days of its receipt from the Executive of such written notice.

(iii) In the event that the Executive terminates this Agreement and his employment with the Company for Good Reason, the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators, or executors): (A) any earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through the Executive’s last day of employment with the Company; (B) the Executive’s full base salary through the Scheduled Termination Date (as the same may have been extended through any extensions of this Agreement); (C) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (D) continued coverage, at the Company’s expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date; and (E) severance in an amount equal to one year’s base salary, as in effect immediately prior to the Executive’s termination hereunder. All payments due hereunder shall be made within 45 days after the date of termination of the Executive’s employment. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA, and FUTA, and other appropriate deductions.

(iv) The Executive shall have no duty to mitigate his damages, except that continued benefits required to be provided under Section 10(e)(iii)(D) shall be canceled or reduced to the extent of any comparable benefit coverage offered to the Executive by a subsequent employer or other person or entity for which the Executive performs services, including, but not limited to, consulting services.

(f) Without “Cause” or “Good Reason.”

(i) By The Executive. At any time during the term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive’s employment with the Company without Good Reason by providing prior written notice of at least 45 days to the Company. Upon termination by the Executive of this Agreement and the Executive’s employment with the Company without Good Reason, the Company shall have no further obligations or liability to the Executive or his heirs, administrators, or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary and unused vacation days accrued through the Executive’s last day of employment with the Company. The Company shall deduct from all payments made hereunder all applicable taxes, including income tax, FICA, and FUTA, and other appropriate deductions.

(ii) By The Company. At any time during the term of this Agreement, the Company shall be entitled to terminate this Agreement and the Executive’s employment with the Company without Cause by providing prior written notice of at least 45 days to the Executive. Upon termination by the Company of this Agreement and the Executive’s employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators, or executors): (A) any earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through the Executive’s last day of employment with the Company; (B) the Executive’s full base salary through the Scheduled Termination Date (as the same may have been extended through any extensions of this Agreement); (C) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (D) continued coverage, at the Company’s expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date; and (E) severance in an amount equal to one year’s base salary, as in effect immediately prior to the Executive’s termination hereunder. All payments due hereunder shall be made within 45 days after the date of termination of the Executive’s employment. The Company shall deduct from all payments made hereunder all applicable taxes, including income tax, FICA, and FUTA, and other appropriate deductions.

11. Confidential Information.

(a) The Executive expressly acknowledges that, in the performance of his duties and responsibilities with the Company, he has been exposed since prior to the Effective Date, and will be exposed, to the trade secrets, business and/or financial secrets, and confidential and proprietary information of the Company, its affiliates, and/or its clients, business partners, or customers (“Confidential Information”). The term “Confidential Information” includes information or material that has actual or potential commercial value to the Company, its affiliates, and/or its clients, business partners, or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates, and/or its clients or customers.

(b) Except as authorized in writing by the Board, during the performance of the Executive’s duties and responsibilities for the Company and until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates, and/or its clients, business partners, or customers, the Executive agrees to keep strictly confidential and not use for his personal benefit or the benefit to any other person or entity (other than the Company) Confidential Information. “Confidential Information” includes the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked “trade secret” or “confidential” or any similar legend: (i) lists of and/or information concerning customers, prospective customers, suppliers, employees, consultants, co-venturers, and/or joint venture candidates of the Company, its affiliates, or its clients or customers; (ii) information submitted by customers, prospective customers, suppliers, employees, consultants, and/or co-venturers of the Company, its affiliates, and/or its clients or customers; (iii) non-public information proprietary to the Company, its affiliates, and/or its clients or customers, including, without limitation, cost information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, expansion plans (for current and proposed facilities), markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the Company’s contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors, and advertisers; (iv) proprietary technical information concerning products and services of the Company, its affiliates, and/or its clients, business partners, or customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions, and product development; (v) lists of and/or information concerning applicants, candidates, or other prospects for employment, independent contractor or consultant positions at or with any actual or prospective customer or client of the Company and/or its affiliates, any and all confidential processes, inventions or methods of conducting business of the Company, its affiliates, and/or its clients, business partners, or customers; (vi) acquisition or merger targets; (vii) business plans or strategies, data, records, financial information, or other trade secrets concerning the actual or contemplated business, strategic alliances, policies, or operations of the Company or its affiliates; (viii) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings, and documentation of the Company; or (ix) any other confidential information disclosed to the Executive by, or which the Executive obligated under a duty of confidence from, the Company, its affiliates, and/or its clients, business partners, or customers.

(c) The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of his prior employer(s) in providing services to the Company.

(d) In the event that the Executive’s employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies of Confidential Information.

12. Non-Competition And Non-Solicitation.

(a) The Executive agrees and acknowledges that by virtue of his position in the Company, he is familiar with and in possession of the Company’s trade secrets, customer information, and other Confidential Information, which are valuable to the Company and that their goodwill, protection, and maintenance constitute a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive. The Executive also acknowledges that the products and services developed or provided by the Company, its affiliates, and/or its clients or customers are or are intended to be sold, provided, licensed, and/or distributed to customers and clients in and throughout the United States (the “Geographic Boundary”) (to the extent the Company comes to own or operate any material asset in other areas of the United States during the term of the Executive’s employment, the definition of Geographic Boundary shall be expanded to cover such other areas), and that the Geographic Boundary, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates, and/or its clients or customers.

(b) The Executive agrees that the Company will be irreparably damaged if the Executive were to provide services or to otherwise participate in the business of any person or other company competing with the Company in violation of this Agreement and that any such competition by the Executive would result in significant loss of goodwill by the Company. Therefore, the Executive hereby agrees and covenants that he shall not, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or in any other individual or representative capacity (other than a holder of less than one percent (1%) of the outstanding voting shares of any publicly held company), or whether on the Executive’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the Executive’s employment with the Company and for a period equal to one year (two years, if termination of this Agreement or of Executive’s employment is pursuant to Section 10(f)(i) hereof) following the termination of this Agreement or of the Executive’s employment with the Company, in the Geographic Boundary:

(i) Directly or indirectly engage, own, manage, operate, control, be employed by, consult for, participate in, render services for, or be connected in any manner with the ownership, management, operation, or control of any business in competition with the Business of the Company. The “Business of the Company” is defined as the Internet video industry within the Geographic Boundary.

(ii) Directly or indirectly through another person recruit, solicit, interfere with, or hire, or attempt to recruit, solicit, interfere with, or hire, any employee or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement. The Company acknowledges that this Section will not be violated by general advertising or general solicitations that are not targeted or directed specifically to employees of the Company, nor by the consideration or acceptance of unsolicited applications for employment by such individuals.

(iii) Directly or indirectly through another person, attempt in any manner to solicit or accept from any customer of the Company with whom the Executive had significant contact during the term of the Agreement, business of the kind or competitive with the business done by the Company with such customer or persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company, or if any such customer elects to move its business to an entity other than the Company, provide any services (of the kind or competitive with the Business of the Company) for such customer, or have any discussions regarding any such service with such customer on behalf of such other person.

(iv) Interfere with any relationship, contractual or otherwise, between the Company and any other party, including without limitation, any supplier, co-venturer, or joint venturer of the Company or attempt to persuade such entity to discontinue or reduce its business with the Company or otherwise interfere in any way with the Business of the Company.

13. Dispute Resolution. The Executive and the Company agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive’s employment with Company shall be resolved exclusively through final and binding arbitration under the auspices of the American Arbitration Association (“AAA”). The arbitration shall be held in San Francisco, CA. The arbitration shall proceed in accordance with the National Rules for the Resolution of Employment Disputes of the AAA in effect at the time the claim or dispute arose, unless other rules are agreed upon by the parties. The arbitration shall be conducted by one arbitrator who is a member of the AAA, unless the parties mutually agree otherwise. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. § 1, et seq. More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, or for alleged discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the

United States Code, COBRA, the New York State Human Rights Law, the New York City Human Rights Law, the California Fair Employment and Housing Act, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this Paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration.

14. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States Certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Company:

GoFish Corporation
500 Third Street
Suite 260
San Francisco, CA 94107
(415) 738-8834 (facsimile)
(415) 738-8705 (direct)

If to the Executive:

Tabreez Verjee
1998 Broadway #505
San Francisco, CA 94109
(415) 341-5353 (direct)

15. Miscellaneous.

(a) All issues and disputes concerning, relating to, or arising out of this Agreement and from the Executive’s employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law of any jurisdiction.

(b) The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

(c) The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive’s threatened or actual breach of Section 11 or 12 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of Section 11 or 12 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of Section 11 or 12 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of Section 13 of this Agreement.

(d) Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

(e) The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he fully understands this Agreement’s meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by him or it in entering into this Agreement.

(f) The Executive’s obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

(g) This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may be amended only by a writing signed by the Company and the Executive.

(h) This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties’ entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

(i) THE EXECUTIVE STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Employment Agreement as of the day and year first above written.

Executive		GoFish Corporation

/s/	By:	/s/
Tabreez Verjee		Name: Michael Downing Title: Chief Executive Officer